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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WYNN RESORTS, LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	46-0484987
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

3145 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-90600

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        Wynn Resorts, Limited (the "Registrant") hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $0.01 per share, to be registered hereunder set forth under the captions entitled "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Registrant's prospectus included as Part I of the Registration Statement on Form S-1 (Registration No. 333-90600), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on June 17, 2002, as amended on August 20, 2002, August 26, 2002, September 18, 2002 and October 7, 2002 and as subsequently amended or supplemented (as so amended or supplemented, the "Registration Statement on Form S-1"). Any prospectus that constitutes part of the Registrant's Registration Statement on Form S-1 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

        The Registrant hereby incorporates by reference herein the following Exhibits to the Registrant's Registration Statement on Form S-1.

Exhibit Number	Description
3.1*	Second Amended and Restated Articles of Incorporation of the Registrant.

3.2*	Third Amended and Restated Bylaws of the Registrant.

4.1*	Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.

*
Incorporated by reference to the corresponding exhibit filed with Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-90600).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WYNN RESORTS, LIMITED

	By:	/s/ JOHN STRZEMP
		Name:	John Strzemp
		Title:	Executive Vice President and Chief Financial Officer

Date: October 5, 2002

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Item 1. Description of Registrant's Securities to be Registered.
Item 2. Exhibits.
SIGNATURE